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                                MEDICALOGIC, INC.
                            1999 STOCK INCENTIVE PLAN


         1. PURPOSE. The purpose of this 1999 Stock Incentive Plan (the "Plan") is to enable MedicaLogic, Inc. (the "Company") to attract and retain experienced and able directors, officers, employees and other key contributors and to provide an additional incentive to these individuals to exert their best efforts for the Company and its shareholders.

         2. ADMINISTRATION. The Plan shall be administered by the board of directors of the Company (the "Board of Directors"), which shall determine and designate from time to time the persons to whom grants and awards shall be made and the amounts, terms and conditions of those grants and awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt or amend rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan and any stock bonus, stock purchase and option agreements under the Plan by the Board of Directors shall be final and conclusive. Whenever the operation of the Plan requires that the fair market value of the Company's common stock ("Stock") be determined, the fair market value shall be determined by, or in a manner approved by, the Board of Directors. If the Stock is not publicly traded, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Stock is publicly traded, the fair market value of Stock shall be the closing price of the Stock as reported in THE WALL STREET JOURNAL on the last trading day preceding the date an award is granted or exercised, as applicable, or such other reported value of the Stock as shall be specified by the Board of Directors.

         3. ELIGIBILITY. Grants and awards may be made under the Plan to directors, officers, and employees of the Company or any parent or subsidiary of the Company, and other key individuals such as consultants to the Company who the Board of Directors believes have made or will make an essential contribution to the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan.


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         4.   SHARES SUBJECT TO THE PLAN. Except as provided in Section 9, the total number of shares of Stock that may be issued (i) upon exercise of all options and stock appreciation rights granted under the Plan, (ii) as bonuses under the Plan and (iii) pursuant to sales under the Plan, shall not exceed in the aggregate 8,000,000 shares. If any option under the Plan or stock appreciation right granted without a related option expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares that are issued on exercise of a stock appreciation right that were allocable to an option, or portion thereof, surrendered in connection with exercise of the stock appreciation right shall not again become available for awards under the Plan. If Stock sold or awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company pursuant to applicable restrictions, the number of shares forfeited or repurchased shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board of Directors. The certificates representing such Stock shall bear such legends as are determined by the Board of Directors.

         5. LIMITATION ON NUMBER OF SHARES. No employee may be granted stock options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Stock in connection with the hiring of the employee or 500,000 shares in any calendar year thereafter.

         6.   EFFECTIVE DATE AND DURATION OF PLAN.

              6.1 EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors (the "Effective Date"). The Plan shall not be considered as adopted by the Board of Directors until the Plan is approved by a majority vote of the shareholders of the Company entitled to vote thereon at a duly held shareholders' meeting at which a quorum is present or by any other method that satisfies applicable state law requirements regarding approval of actions requiring shareholder voting. Subject to this limitation, options and stock appreciation rights may be granted and Stock may be awarded as bonuses or sold under the Plan at any time after the Effective Date and before termination of the Plan.


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              6.2   DURATION OF THE PLAN. The Plan shall continue until, in
the aggregate, options and stock appreciation rights have been granted and exercised and Stock has been awarded as bonuses or sold and the restrictions on any such Stock have lapsed with respect to all shares subject to the Plan under Section 4 (subject to any adjustments under Section 10), provided, however, that unless sooner terminated by the Board of Directors, the Plan shall terminate on, and no option or stock appreciation right or bonus right shall be granted and no Stock shall be awarded as a bonus or sold under the Plan on or after, the tenth anniversary of the date the plan was adopted by the Board of Directors or approved by the shareholders in accordance with
Section 6.1, whichever occurs earlier. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, stock appreciation rights and bonus rights, and Stock subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

         7.   GRANTS, AWARDS AND SALES.

              7.1 TYPE OF SECURITY. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the
Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options"); (iii) grant stock appreciation rights or bonus rights; (iv) award bonuses of Stock; and (v) sell Stock subject to restrictions. The Board of Directors shall specify the action taken with respect to each person granted, awarded, or sold any option or Stock under the Plan and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option.

              7.2   GENERAL RULES RELATING TO OPTIONS.

                    7.2.1 TIME OF EXERCISE. Except as provided in Section 8, options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board of Directors and stated in the option, provided that options shall not be exercised for fractional shares and provided further that the right to exercise shall be at least 20% per year over five years from the date the option is granted, subject to the provisions of Section 9. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

                    7.2.2 PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an option granted under the Plan only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, as amended, containing a representation that the optionee intends


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to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, in shares of Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Stock. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.

              7.3 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following additional terms and conditions:

                    7.3.1 LIMITATION ON AMOUNT OF GRANTS. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

                    7.3.2 EXERCISE PRICE. The exercise price per share under each option granted under the Plan shall be determined by the Board of Directors, but the exercise price with respect to an Incentive Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted.

                    7.3.3 DURATION OF OPTIONS. Subject to Sections 7.3.4 and 8, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                    7.3.4 LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee who owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if the exercise price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

              7.4 NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:


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                    7.4.1   EXERCISE PRICE. The exercise price per share
under each option granted under the Plan shall be determined by the Board of Directors, but the exercise price shall be not less than 85 percent of the fair market value of the shares covered by the option on the date the option is granted.

                    7.4.2 DURATION OF OPTIONS. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, not to exceed 10 years.

              7.5 STOCK BONUSES. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors at the time the Stock is awarded as a bonus. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any money consideration except as provided in this Section 7.5. The agreement may contain such terms, conditions, representations, and warranties as the Board of Directors may require. The Company may require any recipient of a Stock bonus to pay to the Company amounts necessary to satisfy any applicable federal, state, or local tax withholding requirements prior to delivery of certificates. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

              7.6 RESTRICTED STOCK. The Board of Directors may issue shares of Stock under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors in accordance with the law and with such restrictions concerning transferability, repurchase by the Company, or forfeiture as determined by the Board of Directors. All shares of Stock issued pursuant to this Section 7.6 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Stock prior to the delivery of certificates representing such shares to the recipient. The purchase agreement shall contain such terms and conditions and representations and warranties as the Board of Directors shall require. Each employee to whom shares of stock are issued pursuant to this paragraph 7.6 shall, on notification of the amount due, if any, and before or concurrently with delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

              7.7   STOCK APPRECIATION RIGHTS.

                    7.7.1 DESCRIPTION. Each stock appreciation right shall entitle the holder, on exercise, to receive from the Company in exchange therefor an amount equal in


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value to the excess of the fair market value on the date of exercise of one share of Stock over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the exercise price per share under the option to which the stock appreciation right relates) (the "Spread"), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. If the stock appreciation right is granted in conjunction with an incentive stock option, the stock appreciation right may be for no more than 100 percent of the Spread multiplied by the number of shares covered by the option or portion thereof that is surrendered.

                    7.7.2 EXERCISE. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option is exercisable. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered unexercised. If the stock appreciation right is issued in conjunction with an incentive stock option, the stock appreciation right may be exercised with respect to the shares of stock covered by the incentive stock option only if the Spread with respect to those shares is a positive number.

                    7.7.3 PAYMENT. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Stock valued at fair market value, or in cash, or partly in Stock and partly in cash, as determined by the Board of Directors. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Board of Directors, the number of shares may be rounded to the next whole share.

                    7.7.4 WITHHOLDING. If payment by the Company of the stock appreciation right is in cash, or partly in cash, the Company shall have the right to withhold the amount of cash necessary to satisfy any applicable federal, state or local withholding tax requirements. If payment by the Company of the stock appreciation right is solely in shares of Stock or if the amount of the payment in cash is insufficient to satisfy the withholding requirements, the employee shall, on notification of the amount due, and before or concurrently with delivery of the certificates representing the shares, pay to the Company the amounts necessary to satisfy the withholding requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.


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                    7.7.5   ADJUSTMENT. In the event of any adjustment
pursuant to Section 10 in the number of shares of Stock subject to an option granted under the Plan, any stock appreciation right granted hereunder in connection with such option shall be proportionately adjusted.

              7.8   CASH BONUS RIGHTS.

                    7.8.1 GRANT. The Board of Directors may grant bonus rights under the Plan in connection with (i) an option or stock appreciation right granted or previously granted, (ii) Stock awarded, or previously awarded, as a bonus, and (iii) Stock sold, or previously sold, under the Plan. Bonus rights will be subject to rules, terms, and conditions as the Board of Directors may prescribe.

                    7.8.2 BONUS RIGHTS IN CONNECTION WITH OPTIONS AND STOCK APPRECIATION RIGHTS. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or is surrendered in connection with exercise of a stock appreciation right related to the option) in whole or in part. A bonus right granted in connection with a stock appreciation right will entitle the holder to a cash bonus when the stock appreciation right is exercised. Upon exercise of an option, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total exercise price for the shares by the applicable bonus percentage. Upon exercise of a stock appreciation right, the bonus shall be determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 100 percent.

                    7.8.3 BONUS RIGHTS IN CONNECTION WITH STOCK BONUS. A bonus right granted in connection with Stock awarded as a bonus will entitle the person awarded such Stock to a cash bonus either at the time the Stock is awarded or at such time as restrictions, if any, to which the Stock is subject lapse. If Stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the bonus right granted in connection with such Stock shall terminate and may not be exercised. The amount of any cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

                    7.8.4 BONUS RIGHTS IN CONNECTION WITH STOCK PURCHASE. A bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to an option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of any cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

                    7.8.5 WITHHOLDING. The Company shall have the right to withhold from the bonus the amount of cash necessary to satisfy any applicable federal, state and local


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withholding tax requirements. If the amount of the payment in cash is insufficient to satisfy the withholding requirements, the employee shall, on notification of the amount due, and before or concurrently with delivery of any stock certificates, pay to the Company the amounts necessary to satisfy the withholding requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

         8. NONTRANSFERABILITY. Each option, stock appreciation right, or cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each option, stock appreciation right, or cash bonus right by its terms shall be exercisable during the holder's lifetime only by the holder.

         9.   TERMINATION OF EMPLOYMENT.

              9.1 RETIREMENT OR GENERAL TERMINATION. If an employee's employment by the Company or any parent or subsidiary of the Company is terminated by retirement or for any reason other than in the circumstances specified in Section 9.2 below, any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of three months after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination. Transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

              9.2 DEATH OR DISABILITY. If an employee's employment by the Company or any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares for which the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option, stock appreciation right or cash bonus right if such option or right had been 50 percent exercisable on the date of termination. If an employee's employment is terminated by death, any option, stock appreciation right or cash bonus right held by the employee shall be exercisable only by the person or persons to whom the employee's rights under the option, stock appreciation right or cash bonus right pass by the employee's will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death.


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              9.3   TERMINATION OF UNEXERCISED RIGHTS. To the extent an
option, stock appreciation right or cash bonus right held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option, stock appreciation right or cash bonus right shall terminate at the expiration of such periods.

              9.4 TERMINATION OF NON-EMPLOYEES. With respect to options, stock appreciation rights and cash bonus rights granted to persons who are not employees of the Company, the Board of Directors may establish provisions relating to the termination of those persons' status with the Company.

              9.5 REPURCHASE OF OPTIONS. The Board of Directors may establish provisions relating to the repurchase of any shares acquired upon the exercise of options, in the event of termination of employment or termination of service of non-employees for any reason other than in circumstances specified in Section 9.2. The repurchase price may be stated in each option as prescribed by the Board of Directors, provided that such repurchase price shall not be an amount less than (i) the fair market value at the time of purchase, or (ii) the original purchase price, whichever is less, and further provided that the right to repurchase lapses with respect to at least 20% of the number of shares per year over five years from the date the option is granted, and the repurchase right is exercised within 90 days after termination of employment or service.

         10. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options or stock appreciation rights may be granted and for which Stock may be awarded as bonuses or sold subject to restrictions under the Plan. In addition, the Board of Directors shall make appropriate adjustments in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, and the number and kind of shares covered by outstanding stock appreciation rights. Adjustments in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the exercise price per share; provided, however, that with respect to Incentive Stock Options, (i) the excess of the aggregate fair market value of the shares subject to the option immediately after the adjustment over the aggregate exercise price of those shares shall not be more than the excess of the aggregate fair market value of the shares subject to the option immediately before the adjustment over the aggregate exercise price of those shares, (ii) the adjusted option shall not give the optionee additional benefits that the optionee did not have before the adjustment, and
(iii) on a share-by-share comparison, the ratio of the exercise price to the fair market value of the shares subject to the option immediately after the adjustment shall be no more favorable to the optionee than the ratio of the exercise price to the fair market value of the shares subject to the option immediately before the adjustment. Adjustments in outstanding stock appreciation rights shall be made


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without change in their total value. Any such adjustment made by the Board of
Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making adjustments as provided for above in this Section 10, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options or stock appreciation rights.

         11. CORPORATE MERGERS, ACQUISITIONS, ETC. The Board of Directors may also grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with assumption of, existing options and stock appreciation rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

         12. AMENDMENT OF PLAN. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason. After the Plan has been approved by the shareholders and except as provided in Section 10, however, no change in an option or stock appreciation right already granted to any person shall be made without the written consent of such person. Furthermore, unless approved at an annual meeting or a special meeting by the shareholders of the Company entitled to vote thereon, no amendment or change shall be made in the Plan (a) increasing the total number of shares that may be issued under the Plan, or (b) changing the class of persons eligible to receive options under the Plan.

         13. APPROVALS. The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission in connection with the granting of any option or the issuance or sale of any shares under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws.

         14. EMPLOYMENT RIGHTS. Nothing in the Plan or any grant pursuant to the Plan shall confer on any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such employee is employed to terminate such employee's employment at any time, with or without cause.


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         15.   RIGHTS AS A SHAREHOLDER. A holder of an option or a stock
appreciation right, a recipient of Stock awarded as a bonus, or a purchaser of Stock shall have no rights as a shareholder with respect to any shares covered by any option, stock appreciation right, bonus award, or stock purchase agreement until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         16. INFORMATION. Financial statements of the Company will be provided annually to each optionee under the Plan.

Effective Date: September 2, 1999

Amended: May 9, 2000